SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities
       Exchange Act of 1934 (Amendment No.           )

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              Farmers Capital Bank Corporation
      (Name of Registrant as Specified In Its Charter)


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                         Registrant)

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              Farmers Capital Bank Corporation
                    202 West Main Street
                 Frankfort, Kentucky   40601

          Notice of Annual Meeting of Shareholders to be Held May 13, 1997

The Annual Meeting of Shareholders of Farmers Capital Bank Corporation (the "Corporation") will be held at the main office of Farmers Bank & Capital Trust Co., 125 West Main Street, Frankfort, Kentucky, on Tuesday, May 13, 1997 at 11:00 a.m. for the following purposes:

1. The election of four directors for three-year terms ending in 2000 or until their successors have been elected and qualified;

2. Ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for the Corporation and its subsidiaries for the calendar year 1997; and

3. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on April 1, 1997 are entitled to notice of and to vote at this meeting, or any adjournment thereof. The stock transfer books will not be closed.

It is desirable that as many shareholders as possible be represented at the meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You may revoke the proxy at any time before the authority therein is exercised. Simply complete, date, sign and return the proxy in the enclosed prepaid envelope.

             By order of the Board of Directors,



          /s/James H. Childers
             James H. Childers
             Secretary

Frankfort, Kentucky
April 3, 1997

Your  Vote Is Important
Please date, sign and promptly return the enclosed proxy in the accompanying postage-paid envelope.

               Farmers Capital Bank Corporation
                    202 West Main Street
                 Frankfort, Kentucky  40601
                       502/227-1600

                       Proxy Statement
          Annual Shareholders Meeting-May 13, 1997

General

The Board of Directors of Farmers Capital Bank Corporation (the "Corporation") hereby solicits your proxy for use at the Annual Shareholders' Meeting (the "Meeting"). The Meeting will be held at the main office of Farmers Bank & Capital Trust Co. ("Farmers Bank"), 125 West Main Street, Frankfort, Kentucky, on Tuesday, May 13, 1997 at 11:00 a.m., or at any adjournment thereof. The persons named as proxies in the form of proxy, Charles S. Boyd and Dr. John P. Stewart, have been designated as proxies by the Board of Directors.

When the enclosed proxy is executed and returned before the Meeting, the shares represented thereby will be voted at the Meeting as specified thereon. Any person executing the enclosed proxy may revoke it prior to the voting at the Meeting by giving written notice of revocation to the Secretary of the Corporation, by filing a proxy bearing a later date with the Secretary or by attending the Meeting and voting his or her shares in person.

This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about April 3, 1997.

Matters to be Considered

The matters which the Board of Directors proposes to bring before the shareholders at the Meeting are as follows:

1. The election of four directors for three-year terms ending in 2000 or until their successors have been elected and qualified;

2. Ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for the Corporation and its subsidiaries for the calendar year 1997.

The four nominees for director receiving the highest number of votes shall be elected directors, to hold the office for three-year terms ending in 2000 or until their successors are elected and qualified.

Under Kentucky law, the presence in person or by proxy of the owners of at least a majority of the shares of outstanding common stock entitled to vote is necessary to constitute a quorum.

Voting

Voting rights are vested exclusively in the holders of shares of Corporation Common Stock. A shareholder is entitled to one vote per share of Corporation Common Stock owned on each matter coming before the Meeting except that voting rights are cumulative in connection with the election of directors. In the election of directors, each shareholder is entitled to as many votes as are equal to the number of such shareholder's shares of Corporation Common Stock multiplied by the number of directors to be elected, and the shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees as the shareholder sees fit. For example, if you own 100 shares of Corporation Common Stock you can give each of the four nominees 100 votes, one of the nominees all 400 votes or any other division of your 400 votes among the nominees as you see fit. Any vote for the election of directors on the Board of Directors proxy form as described herein will constitute discretionary authority to the named proxies to cumulate the votes to which such proxy forms relate as they shall determine.

Only shareholders of record at the close of business on April 1, 1997 will be entitled to receive notice of and to vote at the Meeting. On March 15, 1997 there were 3,794,482 shares of Corporation Common Stock issued and outstanding.

Shareholders being present in person or by proxy representing a majority of the outstanding shares of the Corporation shall constitute a quorum. If a quorum is present, a majority of the votes cast in person or by proxy shall constitute a plurality meaning that the individuals who receive the largest number of votes are elected as directors. Accordingly, any shares not voted (whether by withholding authority, broker's non-vote or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

The following table gives the indicated information as to all persons or entities known to the Corporation to be beneficial owners of more than five (5%) percent of the shares of Corporation Common Stock. Unless otherwise indicated, beneficial ownership includes both voting power and investment power.

                             Amount and Nature
                             of Beneficial Ownership of
                             Corporation
Name and Address of          Common Stock as of              Percent
Beneficial Owner             March 15, 1997                  of Class1

Farmers Bank & Capital       519,530.3876 2                   13.69
Trust Co., as Fiduciary
125 West Main Street
Frankfort, KY  40601

1 Based on 3,794,482 shares of Corporation Common Stock outstanding as of March 15, 1997.

2 The shares indicated are held by the Trust Department of Farmers Bank, a subsidiary of the Corporation, in fiduciary capacities as trustee, executor, agent or otherwise. Of the shares indicated, Farmers Bank has the sole right to vote 453,452.3876 shares, or approximately 11.95% of the outstanding shares. All such shares will be voted at the Meeting. Farmers Bank holds no voting power with respect to 66,078 shares of Corporation Common Stock which it holds in a fiduciary capacity.

In addition, of the shares indicated, Farmers Bank has sole investment power with respect to 247,496 shares (6.52% of outstanding shares), shared investment power with respect to 171,540 shares (4.52% of the outstanding shares) and no investment power with respect to 100,494.3876 shares (2.65% of the outstanding shares).

                     Election of Directors


Pursuant to the Corporation's Articles of Incorporation as amended, at the 1997 Annual Meeting of Shareholders there shall be elected four directors who shall hold office for three-year terms ending in 2000 or until their successors are elected and qualified.

The persons named in the enclosed proxy will vote such proxy for the election of the nominees listed in the table below under the caption "Nominees For Three-Year Terms Ending in 2000", for the Office of Director. If any of the nominees has become unavailable for any reason at the time of the Meeting, the persons named in the proxy will vote for such substitute nominee as they, after consultation with the Corporation's Board of Directors, shall determine. The Board of Directors currently knows of no reason why any of the nominees listed below is likely to become unavailable. If considered desirable, cumulative voting will be exercised by the persons named in the proxy to elect as many of such nominees as possible.

                                                 Principal
                   Has Served   Position and     Occupation
Nominee            As Director  Offices with     During the        Other
and age            Since1       Corporation      Past Five Years2  Directorships

               Nominees for Three-Year Terms Ending in 2000

Frank W. Sower, Jr.  1996      Director           Appeals Officer,
(57)                                              Internal Revenue
                                                  Service

J. Barry Banker3     1996      Director           President of Stewart
(45)                                              Home School

Charles S. Boyd**    1992      Director;          President and CEO of
(55)                           President and      the Corporation, since
                               CEO of the         January 1992
                               Corporation

Cecil D. Bell                  Chairman of the    Farmer
(56)                           Board, Farmers
                               Bank and Trust
                               Company, Georgetown
                               ("Farmers Georgetown")


           Continuing Directors Whose Terms Expire in 1998

Benjamin Crain        1996     Director; Chairman  President, Fourth Street
(57)                           of the Board of     Tobacco Warehouses
                               Directors, United
                               Bank & Trust Co.
                               ("United Bank")

Lloyd C. Hillard, Jr. 1996     Director; President, President and CEO,
(50)                           CEO and Director,    First Citizens Bank
                               First Citizens Bank, from September 1992;
                               Hardin Co., Inc.,    Senior Vice President
                               ("First Citizens     and Chief Financial
                               Bank")               Officer, General
                                                    Rubber and Plastics
                                                    Corp. from January
                                                    1991

Harold G. Mays         1996    Director             President, H. G. Mays
(62)                                                Corp. (asphalt paving
                                                    contractor)

Dr. John P. Stewart3   1982    Chairman of the      Radiologist (retired)
(69)                           Board of Directors
                               of the Corporation

       Continuing Directors Whose Terms Expire in 1999

G. Anthony Busseni     1996    President, CEO and   President and CEO,
(49)                           Director, Farmers    First Citizens Bank,
                               Bank and Trust       prior to September
                               Company, Georgetown  1992, and President
                                                    and CEO, Farmers
                                                    Georgetown, since
                                                    September 1992

James. E. Bondurant    1996    Director; Chairman   District Judge, Larue
(67)                           of the Board of      County, Kentucky,
                               Directors, First     District Court
                               Citizens Bank

James H. Childers***   1996    Director;Executive   Executive Vice President,
(54)                           Vice President,      Secretary and General
                               Secretary and        Counsel of the Corporation
                               General Counsel of   since January 1995; Senior
                               the Corporation      Vice President, Secretary
                                                    and General Counsel,
                                                    prior to January 1995

E. Bruce Dungan*       1982    Director             Retired; President and
(68)                                                CEO of the Corporation
                                                    from May 1988 to
                                                    December 1991

*Also a director of First Citizens Bank, Horse Cave State Bank ("Horse Cave Bank"), and FCB Services, Inc.

**Also a director of United Bank, Lawrenceburg National Bank ("Lawrenceburg Bank"), Farmers Georgetown, Farmers Bank, First Citizens Bank, Horse Cave Bank, and FCB Services, Inc., all of which are subsidiaries of the Corporation.

***Also a director of Farmers Georgetown.

1 Refers to the year in which the nominee or the continuing director became a director of the Corporation.

2 None of the corporations or organizations listed in this column, apart from United Bank, Farmers Georgetown and First Citizens Bank, are parents, subsidiaries or affiliates of the Corporation.

3 J.Barry Banker is the son-in-law of Dr. John P. Stewart. Apart from that relationship, no director, executive officer or person nominated or chosen to become a director or executive is related by blood, marriage or adoption in relationship less remote than second cousin to any other director, executive officer or nominee,

None of the nominees or continuing directors is a director of any company with a class of securities registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

In addition to the nominees and continuing directors listed in the table above, Mr. Charles T. Mitchell serves as an Advisory Director to the Corporation. The retirement policy for directors of the Corporation states that a director shall retire effective as of the Annual Meeting of Shareholders next following the date on which the director attains age 70. Thereafter, any such director may, at the discretion of the Board of Directors, become an Advisory Director.

As previously reported, in March of 1996 the bylaws of the Corporation were amended to increase the number of directors from ten to twelve. At that time, several directors resigned from office in order to create vacancies for a restructured board. Following the restructuring there were six meetings of the Board of Directors of the Corporation and all directors attended at least 75% of the meetings.

Committees of the Board of Directors

     There are three standing committees of the Board of Directors of the Corporation; the Retirement Committee, the Audit Committee and Compensation Committee. The Retirement Committee consists of William R. Sykes - President and CEO of Farmers Bank, Charles S. Boyd, G. Anthony Busseni, Brenda Rogers - Secretary of Farmers Bank, James E. Staples - Vice President, Farmers Capital Bank Corporation, Paul H. Vaughn - Executive Vice President of Lawrenceburg National Bank, Charles T. Mitchell, and Harold G. Mays. During 1996, the Retirement Committee met four times.

The Audit Committee consists of Charles T. Mitchell, Dr. John P. Stewart, Frank
W. Sower, Jr. and J. Barry Banker. During 1996, the Audit Committee met three times.

The Compensation Committee for 1997 consists of Dr. John P. Stewart, Charles T. Mitchell and Dr. John D. Sutterlin, a Director whose term expires May 13, 1997. The Compensation Committee met once during 1996.

Stock Ownership of Management

The table below gives the indicated information as to the shares of Corporation Common Stock beneficially owned by all directors and nominees, advisory directors and executive officers. Unless otherwise indicated, beneficial ownership includes both voting power and investment power.

                            Amount and Nature of
                            Beneficial Ownership of         Percent
                            Corporation Common              of
Name                        Stock as of March 15, 1997 1    Class 2

J. Barry Banker                  2,214.435  3                 .06

Cecil D. Bell*                   1,000                        .02

James E. Bondurant                  55                        .00

Charles S. Boyd                10,930.183  4                  .29

G. Anthony Busseni                389.303  5                  .01

James H. Childers               9,416.752  6                  .25

Benjamin Crain                    757.198                     .02

E. Bruce Dungan                40,872.339  7                 1.08

Lloyd C. Hillard, Jr.             854.537  8                  .02

Harold G. Mays                  1,131.094  9                  .03

Charles T. Mitchell            16,500     10                  .43

Frank W. Sower, Jr.            26,758     11                  .71

John P. Stewart                37,750     12                  .99

John D. Sutterlin**            30,234.831 13                  .80

All directors and nominees,
advisory directors and
officers as a group           314,840.942                    8.30

* Mr. Bell is a nominee for term ending in 2000.

** Mr. Sutterlin's term expires May 13, 1997.

1 All entries are based on information provided to the Corporation by its directors and officers. The persons listed, unless otherwise indicated, are the sole owners of the reported securities and accordingly exercise both sole voting and sole investment power over the securities. However, as indicated in the following footnotes, this column includes, in some instances, shares of Corporation Common Stock in which members of the immediate family of the person listed have a specified interest, as well as shares in which entities owned or controlled by the person listed has a specified interest. These shares are reported because of the definition of "beneficial ownership" for purposes of federal securities laws. In each such case, the director disclaims beneficial ownership of any such shares and declares that the filing of this statement shall not be construed as an admission that the director is, for the purposes of sections 13(d) or 14(d) of the Securities Exchange Act of 1934, the beneficial owner of such securities.

2 Based on 3,794,482 shares of Corporation Common Stock outstanding as of March 15, 1997.

3 Includes 1,700 shares held by Farmers Bank in trust for Mr. Banker's wife.

4 Includes 8,024.38 shares held jointly with Mr. Boyd's wife, Lee Boyd; and
404.296 shares held for him in the Employee's Stock Ownership Plan (the ESOP).

5 Includes 228.959 shares held for him in the ESOP and 52.841 shares held by his wife as custodian for his daughter, Kristen E. Busseni.

6 Includes 367.614 shares held in a Keogh Plan Account; 675 shares held in trust for his children with his wife serving as trustee; and 374.138 shares held by the ESOP; and 1,000 shares held jointly with his father.

7 Includes 2,625 shares owned by Mr. Dungan's son, Bruce G. Dungan, a Vice President of Farmers Bank; 1,100 shares held by Mr. Dungan's son, Patrick M. Dungan; 21,000 shares owned by Mr. Dungan's wife, Peggy D. Dungan; and 647.339 shares held by the ESOP.

8 Includes 26.362 shares held for him by the ESOP; 100 shares held in a self directed IRA for the benefit of his wife Judy, and 671.62 shares held in a self directed IRA for his benefit.

9 Includes 1,131.094 shares held by H. G. Mays Corp. of which he is the president and principal shareholder.

10 Includes 3,600 shares owned by Mr. Mitchell's wife, Jean G. Mitchell; 3,100 in an IRA established by Mr. Mitchell with Farmers Bank serving as trustee.

11 Includes 16,408 shares held by himself and his brother, John R. Sower and his sister, Lynn S. Bufkin in various trusts for the benefit of his children and the other grandchildren of his parents.

12 Includes 30,750 shares held by Dr. Stewart as trustee for his own benefit; and 5,000 shares held in trust by Farmers Bank for the benefit of three of his children.

13 Includes 84.831 shares held by Dr. Sutterlin's three children and 8,450 shares held in an individual retirement plan trust for his benefit.


              Further Information As To Management

Compensation

During 1996, Mr. Boyd received compensation from the Corporation as President and Mr. Childers received compensation from the Corporation as Executive Vice President. Mr. Sykes and Mr. Taylor received their compensation through Farmers Bank. The following table shows the cash compensation paid in 1996 by either the Corporation or Farmers Bank to the Corporation's four most highly compensated executive officers.

                                               Long Term Compensation
       Annual Compensation                     Awards          Payouts
(a)     (b)     (c)           (d)     (e)      (f)     (g)     (h)      (i)
                                      Other
Name                                  Annual   Restricted              All Other
and                                   Compen-  Stock           LTIP    Compen-
Principal                             sation   Awards Options/ Payouts sation 2
Position  Year  Salary ($) 1 Bonus ($)  ($)     ($)   SARs (#)   ($)     ($)

Charles S.
Boyd      1994  174,922.75   7,103.69                                  14,746.13
President 1995  213,576.65                                             14,543.07
& CEO     1996  234,330.75  17,625.00                                  13,500.00

William R.
Sykes
President
& CEO     1994  170,535.98   6,902.66                                  14,526.79
Farmers   1995  173,034.98                                             12,921.40
Bank      1996  173,134.94  12,977.62                                  13,500.00

Gordon M.
Taylor
Treasurer &
EVP       1994  106,315.38   4,165.02                                   9,253.78
Farmers   1995  109,356.38                                              8,472.48
Bank      1996  117,709.25   8,182.20                                  10,277.13

James H.
Childers
EVP,      1994   95,749.99   3,770.55                                   8,374.47
Secr.,Gen.1995   99,299.00                                              7,671.92
Counsel   1996  114,556.97   7,696.12                                   9,221.15

1 The compensation indicated in this column includes cash compensation to such persons in all capacities indicated as well as compensation in the form of director's fees for service as a director of one or more of the Corporation's affiliates.

2 The amounts reflected in this column include the amounts contributed by the Corporation to the accounts of the named individuals in the Corporation Pension Plan and the Corporation Salary Savings Plan, both of which are described below.

Compensation of Directors

Directors of the Corporation, other than the Chief Executive Officer, whether active or advisory, receive a quarterly fee of $1,500.00. Dr. John P. Stewart receives $2,000.00 per quarter for serving as Chairman of the Board. In addition, active and advisory directors receive $250.00 per meeting for serving on committees of the Board. All active and advisory directors receive a year end bonus of $4,000.00.

Compliance with Section 16(a) of the Exchange Act:

According to information provided to the Corporation by its directors and officers, all are in compliance with Section 16(a) of the Act except that Mr. Dungan filed a Form 4 a month late.

Report of Compensation Committee

The Compensation Committee, in 1995, was composed of Dr. John P. Stewart, M. D., Chairman of the Board of Directors, Mr. Charles T. Mitchell, CPA, a former Director and now an advisory director, and Mr. Charles O. Bush, a director. The Compensation Committee met in 1995 in order to set Mr. Boyd's salary for 1996 as indicated on the foregoing table. Mr. Boyd's compensation was set at a level consistent with chief executive officers of financial institutions of comparable size according to information available to the committee. His salary for 1996 was slightly above the third quartile of regional chief executive officers.

In setting Mr. Boyd's salary for 1996, the Committee considered the fact that earnings in 1995 exceeded those for 1994 even though there was a $503,000 after tax nonrecurring item in 1994. After adjusting for the nonrecurring item, 1995 net income increased 6.6% over 1994. The performance ratios also increased after adjusting for the nonrecurring item. Return on Assets increased 4.3% from 1.16% to 1.21%. Return on Equity increased 2.1% from 9.99% to 10.20%.

The chief executive officer is responsible for setting the salaries of the other named executive officers. The setting of those salaries is based on the Corporation's general compensation policy which considers both quantitative and qualitative variables. Those variables consist of, but are not limited to, the performance of the Corporation, performance of the individual subsidiaries, the individual's contribution to performance, industry standards, number of individuals supervised, experience and education in key areas, corporate needs, and current economic conditions.

The Compensation Committee is also responsible for administering the Corporation's incentive plan. The plan is designed to award incentive payments to all full-time employees of the Corporation and its subsidiaries when certain threshold levels of performance are met. The Committee establishes the incentive threshold at the earnings level recommended by the management of the Corporation. As the earnings of the Corporation exceed that threshold, certain incentive percentages are triggered. For example, if earnings exceed the budgeted threshold by an amount equal to 1% of the full-time employee salaries, then the employees get a 1/2 of 1% incentive payment. Likewise, if the earnings exceed the threshold by 2% of full-time employee salaries, the employees get a 1% incentive payment. In 1994, earnings exceeded the threshold by such an amount that each employee received an additional 4.1% of his salary. For 1995, the threshold was not met and no incentive was paid. For 1996, the threshold was exceeded and the employees received an additional 7.5% in salary.

All amounts of compensation indicated are deductible for income tax purposes.

                                          Dr. John P. Stewart, M.D.
                                          Charles T. Mitchell, C.P.A.
                                          Dr. J.D. Sutterlin, D.D.M.

In May 1996, Dr. J.D. Sutterlin replaced Mr. Charles O. Bush as a member of the Compensation Committee.

Comparison of Cumulative Total Return among Farmers Capital Bank Corporation,
NASDAQ Market Index and Bank Industry Peer Group Index

Measurement Period         Farmers Capital        NASDAQ           MG
 (Fiscal Year Covered)     Bank Corporation       Market Index     Group Index

Measurement Pt - 12/29/91  $100

FYE 12/31/92               $140.94                $100.98          $103.72
FYE 12/31/93               $182.89                $121.13          $109.63
FYE 12/31/94               $211.25                $127.17          $110.09
FYE 12/31/95               $237.85                $164.96          $147.93
FYE 12/31/96               $245.38                $204.98          $191.11

Corporation Pension Plan

The Corporation and its subsidiaries maintain a Pension Plan for their respective employees, which Pension Plan functions both as an employee stock ownership plan and as a money purchase pension plan. Employees who have attained the age of 21 and who have completed one year of service are eligible to participate in the Pension Plan. For purposes of the Plan, a year of service is a twelve-month period in which an employee works at least 1000 hours. The money purchase portion of the Pension Plan provides that the Corporation shall contribute to the Plan for a Plan Year on behalf of each participant an amount equal to 4% of such participant's compensation for the Plan Year.

In addition to the money purchase component of the Pension Plan, the Pension Plan also includes an employee stock ownership component. The Pension Plan provides that the Corporation, in addition to its 4% contribution, may at its discretion contribute additional amounts (up to the maximum imposed by federal law) which will be allocated to all participants in the ratio that each participant's compensation bears to all participants' compensation. Such discretionary contributions will be utilized to purchase shares of Corporation Common Stock to be held in the participants' accounts. Such shares of Corporation Common Stock may be acquired from the Corporation, its shareholders or the open market and may be acquired at any price provided that the price does not exceed the market price at the time of the purchase. A 1% discretionary contribution was made to the Pension Plan in 1994, none in 1995, and 1% in 1996.

Amounts voluntarily contributed by a participant to a tax-deferred account under the Corporation Salary Savings Plan described below are considered as part of the participant's compensation for purposes of computing contributions to the Pension Plan. The benefits which a participant can ultimately expect to receive from the Pension Plan are based upon the amount of the annual contributions made by the Corporation to his or her account together with the accumulated value of all earnings on those contributions.

A participant who has completed seven years of service with the Corporation or its subsidiaries will be 100% vested in the balance of his or her account, with the Pension Plan's complete vesting schedule as follows: three years of service, 20% vested; four years of service, 40% vested; five years of service, 60% vested; six years of service, 80% vested; and seven years of service, 100% vested.

The Corporation officers listed above in the compensation table participate in the Pension Plan and the amounts shown in the compensation table under the caption "All Other Compensation" include the amounts contributed in 1996 for the benefit of Corporation officers listed above in the compensation table as follows: Mr. Boyd $7,500.00; Mr. Childers, $5,122.85; Mr. Sykes $7,500.00; Mr.
Taylor $5,705.46;  and the officers as a group $25,828.31.

Corporation Salary Savings Plan

The Corporation and its subsidiaries maintain a Salary Savings Plan for their employees who have attained the age of 21 and who have completed one year of service with the Corporation or its subsidiaries. A year of service is a twelve-month period in which an employee works at least 1,000 hours. The Savings Plan provides for three types of contributions, as follows:

 1.   Voluntary tax deferred contributions made by the participant.
 2.   Matching contributions made by the Corporation.
 3.   Discretionary Corporation contributions.

A participant is permitted to make tax-deferred voluntary contributions under a salary reduction agreement. This deferral of compensation is subject to certain limitations, one of which is the limit imposed by the Internal Revenue Code of 1986, as amended, upon the dollar amount of the deferral. In 1996, such limit was $9,500.00.

All tax deferred contributions made by a participant up to an amount equal to 4% of such participant's compensation are matched on a dollar-for-dollar basis by a Corporation contribution to the Savings Plan, subject to certain limitations. No matching contributions are made with regard to a participant deferral contribution in excess of 4% of compensation. The Corporation may, in its sole discretion, make additional contributions to the Savings Plan on behalf of participants. The Corporation made no discretionary contribution to the Savings Plan in 1996. Discretionary contributions are allocated among participants in the ratio that each participant's compensation bears to all participants' compensation.

Amounts voluntarily contributed by a participant to the participant's tax-deferred account under the Savings Plan are considered as part of the participant's compensation for purposes of computing the Corporation's contribution to the Savings Plan.

The Salary Plan participants are immediately vested in 100% of their tax-deferred voluntary contributions. As to all other amounts contributed by the Corporation to the Savings Plan, the vesting schedule mirrors that of the Corporation Pension Plan enumerated above.

The amounts shown in the compensation table above under the caption "All Other Compensation" include the matching contribution amounts accrued in 1996 for the benefit of the Corporation officers participating in the Savings Plan, as follows: Mr. Boyd, $6,000.00; Mr. Childers, $4,098.30; Mr. Sykes, $6,000.00;
Mr. Taylor, $4,591.67, and the officers as a group, $20,689.97.

Transactions with Management

Farmers Bank, United Bank, Lawrenceburg Bank, First Citizens Bank, Farmers Georgetown Bank and Horse Cave Bank have had banking transactions in the ordinary course of business with directors and executive officers of the Corporation and their associates, and expect to have such transactions in the future. All loans to such persons or their associates have been on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and have not involved more than normal risk of collectability or other unfavorable features, except as follows:

Farmers Bank had, for a number of years, engaged in banking transactions with Travel Professionals of Frankfort, Inc. and Travel Professionals of Scott County, Inc. (the "TPI Companies"). It is the Corporation's understanding and belief that the following members of the immediate family of a former director of the Corporation, Charles O. Bush, Sr., own significant equity interests in, and/or are executive officers of, the TPI Companies: Mr. Bush's children, Charles O. Bush, Jr. and Karen Wilhelm, and their respective spouses, Sandra Bush and David Wilhelm (collectively, the "Bush Family Members"). Such banking transactions included loans and other extensions of credit by Farmers Bank to the TPI Companies, as well as a factoring arrangement, known as a "business manager agreement". The loans by Farmers Bank to the TPI Companies were personally guaranteed by the Bush Family Members and two other individuals, Ray Godbey and Virginia Godbey. In addition, some of the loans have been guaranteed by Charles O. Bush, Sr. The loans also have been secured by the accounts receivable of the TPI Companies. Since January 1, 1996, the largest aggregate amount of the TPI Companies' outstanding indebtedness to Farmers Bank has been the principal amount of approximately $2,364,914 plus accrued interest. The principal amount outstanding as of February 7, 1997, was approximately $2,364,914 plus accrued interest.

The rates of interest paid or charged on the TPI Companies' indebtedness to Farmers Bank during the period since January 1, 1996 have ranged from 9.75% to 15.5%, depending on the type of loan and on fluctuations in the prime interest rate. During 1995, the TPI Companies defaulted on their obligations to Farmers Bank. Subsequent detailed analysis of the transactions between Farmers Bank and the TPI Companies in recent years revealed information about possible credit problems of the TPI Companies which existed in years prior to 1995 and which, if then known, would have caused management to have serious doubts as to the ability of the TPI Companies to comply with the debt repayment terms.

On November 27, 1995, Farmers Bank filed suit in the Circuit Court for Franklin County, Kentucky, against the TPI Companies, Charles O. Bush, Sr., the Bush Family Members, Ray Godbey and Virginia Godbey (collectively, the "Defendants"). In this litigation, Farmers Bank is seeking to collect the indebtedness described above, plus interest, and also to recover certain compensatory and punitive damages, costs and attorney fees. Each of the Defendants has filed an answer and counterclaim denying liability to Farmers Bank and asserting various claims for damages against Farmers Bank. The Corporation believes that the defenses and claims asserted by the Defendants are without merit, and Farmers Bank has denied any liability to the Defendants. On November 19, 1996, Ray Godbey and Virginia Godbey filed a voluntary petition for bankruptcy, under Chapter 7 of the U.S. Bankruptcy Code, in the United States Bankruptcy Court for the Eastern District of Kentucky, Frankfort Division. The litigation presently is in the discovery phase and is being vigorously contested.

In addition to the transactions involving the TPI Companies described above, Farmers Bank has made other loans to Charles O. Bush, Sr., his associates and members of his immediate family. Since January 1, 1996, the largest aggregate amount of such other indebtedness has been the principal amount of approximately $182,355 plus accrued interest. The principal amount outstanding as of March 7, 1997, was approximately $146,302 plus accrued interest. All such other loans referred to in this paragraph have been on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and have not involved more than normal risk of collectability or other unfavorable features.

Farmers Bank, United Bank, Lawrenceburg Bank, First Citizens Bank, Farmers Georgetown Bank and Horse Cave Bank have engaged and expect to engage in the future in transactions in the ordinary course of business with directors and executive officers of the Corporation and their associates involving services as a depository of funds, trustee or similar services. All such transactions have been on the same terms as those prevailing at the time for comparable transactions with other persons.

The Corporation and Farmers Bank purchase certain insurance coverage through the Pat Sullivan Insurance Agency, Inc., paying an annual premium which was $575,484.49 for the Corporation in 1996. Mr. Michael M. Sullivan, a former director and current officer of FCB Services, Inc., is the president, a director, and significant shareholder of the Pat Sullivan Insurance Agency, Inc.

In 1996, Farmers Bank paid $13,850 to a real estate partnership, Frankfort Plaza Company, for a land lease to the property on which its West Frankfort Branch is located. Mr. Warner U. Hines, who is a former director of the Corporation and a current director of Farmers Bank, and Dr. John P. Stewart who is a director of the Corporation, are partners in Frankfort Plaza Company. The real estate has been sold to an unaffiliated entity.

Farmers Bank leases the second floor and basement of a building located at 201 West Main Street, Frankfort, Kentucky, to the Charles T. Mitchell Company for $30,505 per year. Mr. Charles T. Mitchell is an advisory director of the Corporation and is a former partner (now retired) in the Charles T. Mitchell Company.


            Ratification Of Independent Public Accountants

(The Corporation's Board of Directors recommends voting FOR this proposal, which is designated in the Proxy as Item 2. Adoption of this proposal requires the affirmative vote of a majority of the shares of Corporation Common Stock that are voted at the Meeting.)

The Board of Directors of the Corporation has appointed (subject to shareholder ratification) KPMG Peat Marwick LLP, as of February 28, 1997, as principal accountants for the Corporation and its subsidiaries for the year 1997. KPMG Peat Marwick LLP replaces Coopers & Lybrand L.L.P. (the "Former Accountant") as of the date reported above. The change in the Corporation's independent public accountants was the result of a formal proposal process involving several accounting firms. The decision to change accountants was approved by the Corporation's Board of Directors.

During the two most recent fiscal years and the subsequent interim period prior to February 28, 1997, there have been no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

The Former Accountant's report on the consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

None of the following events has occurred within the Corporation's two most recent fiscal years or the subsequent interim period preceding the change in accountants:

 (A) the Former Accountant has not advised the Corporation that the internal controls necessary for the Corporation to develop reliable financial statements do not exist;
 (B) the Former Accountant has not advised the Corporation that information had come to the accountant's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;
 (C) (1) the Former Accountant has not advised the Corporation of the need to expand significantly the scope of its audit, or that information has come to the accountant's attention that if further investigated could (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that could prevent it from rendering an unqualified report on those financial statements), or (ii) cause it to be
     unwilling to rely on managementOs   representations or be associated with
     the Corporation's financial statements, and (2) due to the accountant's dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or
 (D) (1) the Former Accountant has not advised the Corporation that information
     has come to the   accountant's attention that it concluded materially
     impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements issued or to be issued covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to the accountant's dismissal, or for any other reason, the issue has not been resolved to the accountantOs satisfaction prior to its dismissal.

During the two most recent fiscal years, and the subsequent interim period prior to engaging KPMG Peat Marwick LLP, neither the Corporation, nor anyone on its behalf, consulted KPMG Peat Marwick LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's financial statements, where either a written report was provided to the Corporation or oral advice was provided, that KPMG Peat Marwick LLP concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)
(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Although it is not legally required, the Board of Directors desires, as a matter of corporate policy, to submit the selection of KPMG Peat Marwick LLP for ratification at the Meeting.

The following resolution concerning the appointment ofindependent public accountants will be offered at the meeting:
  "RESOLVED, that the appointment by the Board of Directors of KPMG Peat Marwick
   LLP as auditors of the Corporation and its subsidiaries for the year 1997 is hereby ratified."

Representatives of KPMG Peat Marwick LLP and Coopers & Lybrand, L.L.P. will be present at the Meeting with the opportunity to make a statement and respond to appropriate questions.

                           General

1998 Annual Meeting. It is presently contemplated that the 1998 Annual Meeting of the Shareholders will be held on or about May 12, 1998. In order for any shareholder proposal to be included in the proxy material of the Corporation for the 1998 Annual Meeting of Shareholders, it must be received by the Secretary of the Corporation no later than December 10, 1997. It is urged that any such proposals be sent by certified mail, return receipt requested.

Expenses. The expense of this solicitation of proxies will be borne by the Corporation. Solicitations will be made by the use of mails, except that proxies may be solicited personally or by telephone by directors and officers of the Corporation. The Corporation does not expect to pay any other compensation for the solicitation of proxies, but will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses in sending proxy materials to their principals.

                       Other Business

The Board of Directors does not presently know of any matters which will be presented for action at the Meeting other than the election of directors, and the ratification of the appointment of KPMG Peat Marwick LLP as the Corporation's independent public accountants for 1997. However, if any other matters properly come before the Meeting, the holders of proxies solicited by the Board of Directors of the Corporation will have the authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgement.

                        Annual Report

Shareholders have concurrently with this Proxy Statement been sent a copy of the Corporation's Annual Report for the year ended December 31, 1996. The sections of said Annual Report entitled "Selected Financial Highlights" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as all financial statements found therein (and reports and notes thereto), are expressly incorporated by reference into this Proxy Statement. The Corporation has filed with the Securities and Exchange Commission an annual report on Form 10-K for the year ended December 31, 1996 under the Securities and Exchange Act of 1934. Upon written request, the Corporation will furnish any person who is a shareholder of the Corporation as of April 1, 1997, a copy of such Form 10-K without charge. Send requests to James H. Childers, Secretary, Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, Kentucky 40601. The Form 10-K report is not part of this material for the solicitation of proxies.

                   By Order of the Board of Directors,



               /s/ James H. Childers
                   James H. Childers
                   Secretary

Frankfort, Kentucky
April 3, 1997



Farmers Capital Bank Corporation

Notice of Annual Meeting and Proxy Statement

Annual Meeting Of Shareholders
May 13, 1997


                       Proxy card - Appendix


               Farmers Capital Bank Corporation
                            Proxy

Solicited by the Board of Directors in accordance with the notice of Annual Meeting of Shareholders and Proxy Statement dated April 3, 1997 for the Annual Meeting of Shareholders to be held May 13, 1997

The undersigned shareholder hereby appoints Charles S. Boyd and Dr. John P. Stewart, or any of them with full power of substitution, to act as proxy for and to vote the stock of the undersigned at the Annual Meeting of Shareholders of Farmers Capital Bank Corporation to be held at Farmers Bank & Capital Trust Co., 125 West Main Street, Frankfort, Kentucky on Tuesday, May 13, 1997, at 11:00 a.m., local time, notice of which meeting and accompanying Proxy Statement being hereby acknowledged as having been received by the undersigned, and at any adjournment or adjournments thereof, as fully as the undersigned would be entitled to vote if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as follows:

1. The election of directors of the Corporation as set forth in the Board of Director's Proxy Statement, including discretionary authority of selective cumulation.

FOR all nominees listed BELOW (except as marked to the contrary below)
Frank W. Sower, Jr., J. Barry Banker, Charles S. Boyd and Cecil D. Bell (or any substitute nominee should any of the above become unavailable for any reason)

WITHHOLD AUTORITY to vote for all nominees.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

(Continued on other side)

PROXY (Continued from other side)

2. A proposal to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent public accountants for the calendar year 1997: and
    FOR           AGAINST         ABSTAIN

3. In their discretion, upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES REFERRED TO IN ITEM 1 (INCLUDING ANY SUBSTITUTE NOMINEE IN THE CASE OF UNAVAILABILITY), AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CALENDAR YEAR 1997 AS REFERRED TO IN ITEM 2.

PLEASE DATE AND SIGN BELOW, AND RETURN IN THE ENCLOSED ENVELOPE.THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS STATED HEREIN.



Signature of Shareholder(s)

Please sign your name above exactly as it appears on your stock certificate(s).

Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date           , 1997